UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2018
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On March 29, 2018, T-Mobile USA, Inc. (“TMUSA”), a wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), amended the terms of (a) its $2 billion secured term loan due January 2022 (the “2022 Term Loan”) and its $2 billion secured term loan due January 2024 (the “2024 Term Loan,” and together with the 2022 Term Loan, the “Term Loans”) outstanding under the Term Loan Credit Agreement among TMUSA, the Company, the other guarantors party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, and Deutsche Telekom AG (“DT”), as lender, (b) its $1.5 billion facility (the “Secured RCF”) under the Secured Revolving Credit Agreement among TMUSA, the Company, the other guarantors party thereto and DT, as administrative agent, collateral agent and lender and (c) its $1.0 billion facility (the “Unsecured RCF,” and together with the Secured RCF, the “RCFs”) under the Unsecured Revolving Credit Agreement among TMUSA, the Company, the other guarantors party thereto and DT, as administrative agent and lender. Following these amendments, (i) the applicable margin payable on LIBOR indexed loans is 1.50% under the 2022 Term Loan and 1.75% under the 2024 Term Loan, (ii) the range of applicable margin payable under the Secured RCF is 1.05% to 1.80%, (iii) the range of the applicable margin payable under the Unsecured RCF is 2.05% to 3.05%, (iv) the undrawn commitment fee applicable to the Secured RCF is 0.25% to 0.45%, (v) the range of the undrawn commitment fee applicable to the Unsecured RCF is 0.20% to 0.575% and (vi) the maturity date of the RCFs is December 29, 2020.
The amendments also modify the facility governing the Term Loans to (a) include a soft-call prepayment premium of 1.00% of the outstanding principal amount of the Term Loans payable to DT upon certain refinancings of such loans by TMUSA with lower priced debt prior to a date that is six months after March 29, 2018 and (b) update certain covenants and other provisions to make them substantially consistent, subject to certain additional carveouts, with TMUSA’s most recently publicly issued bonds.
DT is the Company’s majority stockholder and a holder of a portion of TMUSA’s outstanding debt, as further described in the Company’s periodic reports filed with the Securities and Exchange Commission.
The description of the amendments of the Term Loans and the RCF is a summary only and is qualified in its entirety by the full and complete terms of the amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits
(d) Exhibits:

Exhibit	Description
10.1
Amendment No. 5, dated as of March 29, 2018, to the Term Loan Credit Agreement, dated as of November 9, 2015, among TMUSA, the Company, the other guarantors party thereto, Deutsche Bank AG, New York Branch, as administrative agent, and DT, as lender.

10.2
Amendment No. 1, dated as of March 29, 2018, to the Secured Revolving Credit Agreement, dated as of December 29, 2016, among TMUSA, the Company, the other guarantors party thereto and DT as administrative agent and lender.

10.3
Amendment No. 1, dated as of March 29, 2018, to the Unsecured Revolving Credit Agreement, dated as of December 29, 2016, among TMUSA, the Company, the other guarantors party thereto and DT as administrative agent and lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

March 30, 2018	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer